Exhibit 3.53

CERTIFICATE OF INCORPORATION

OF

FFI INTERNATIONAL, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

1.          The name of the corporation is FFI International, Inc. (hereinafter called the “Corporation”).

2.          The address of the Corporation’s registered office in the State of Delaware is 300 Delaware Ave., 9th Floor-DE 5403, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is Griffin Corporate Services, Inc.

3.          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.          The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $ .01 per share.

5.           The Corporation shall have perpetual existence.

6            The incorporator of the Corporation is Oscar E. Marina, whose mailing address is 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014.

7            The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the number of members of which shall be set forth in the by-laws of the Corporation. The election of directors of the corporation need not be by written ballot.

8.           In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

9.           A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor provision of Delaware law. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, or any successor provision of Delaware law.

10.        The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision authorized by the laws of the Slate of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in the article.

11.        The powers of the incorporator are 10 be terminated upon the filing of this Certificate of Incorporation. The name and mailing address of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are elected and qualified, are:

Linda S. Bubacz	Oscar E. Marina
300 Delaware Avenue, Suite 900	14100 N.W. 60th Avenue
Wilmington, Delaware 19801	Miami Lakes, Florida 33014

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 14th day of November, 2000.

/s/ Oscar E. Marina
Oscar E. Marina
Incorporator

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

FFI INTERNATIONAL, INC.

(Pursuant to Section 242)

It is hereby certified that:

A.    The name of the corporation (hereinafter called the “corporation”) is FFI International, Inc.

B.    The certificate of incorporation of the corporation is hereby amended by striking out Section 1 thereof and by substituting in lieu of said Section the following new Section 1:

1.    The name of the corporation is Elizabeth Arden International Holding, Inc. (hereinafter called the “Corporation”).

C.    The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 141(f) and 228 of the General Corporation Law of the State of Delaware.

Signed on

June 11, 2001	/s/ Viviane Mattey
Viviane Mattey, Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OR REGISTERED AGENT AND/OR

REGISTERED OFFICE

ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.

The undersigned, Viviane Mattey, Vice President of Elizabeth Arden International Holding, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows on behalf of the Corporation:

1.           Attached hereto as Exhibit A is a true and correct copy of the text of the resolutions adopted by Unanimous Written Consent by the Board of Directors effective as of March 22, 2002, pursuant to Section 141(f) of the General Corporation law of the State of Delaware. The attached resolutions have not been amended, modified or rescinded, and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 17th day of November, 2003.

ELIZABETH ARDEN
INTERNATIONAL HOLDING, INC.

/s/ Viviane Mattey
Viviane Mattey
Vice President

EXHIBIT A

EXCERPT OF THE RESOLUTION

ADOPTED BY THE BOARD OF DIRECTORS OF

ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.

BY UNANIMOUS WRITTEN CONSENT ON

MARCH 22, 2002

WHEREAS, the Corporation has deemed it to be in its best interests to change its registered office and agent in the State of Delaware from Griffin Corporate Services, Inc. to Corporation Service Company and to enter into an Appointment of Registered Agent agreement in connection therewith;

NOW, THEREFORE, BE IT RESOLVED, that the registered office of the Corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle 19808; and further

RESOLVED that the registered agent of the Corporation within the State of Delaware is hereby changed to Corporation Service Company; and further

RESOLVED that the proper officers of the Company be, and each of them hereby is, authorized to prepare, execute, deliver and perform such agreements, documents, certificates and other instruments and take such other action, in the name and on behalf of the Company, as each of such officers, in the officer’s discretion shall deem necessary or advisable to carry out the intent of the foregoing resolutions and the transactions contemplated thereby, the taking of such action and the preparation, execution, delivery and performance of any such agreements, documents, certificates and other instruments or the performance of any such act shall be conclusive evidence of the approval of the directors thereof and all matters relating thereto.

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED OFFICE AND/OR

REGISTERED AGENT

The Board of Directors of Elizabeth Arden International Holding, Inc.                   , a Delaware Corporation, on this                      21st                            day of          December                , A.D.          2005      , do hereby resolve and order that the Location of the Registered Office of this Corporation within this State be, and the same hereby is   1308 Delaware Avenue                                                                Street, in the City of  Wilmington                       , County of New Castle County                           Zip Code 19806                    ..

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is                                                                               Corporate Creations Network Inc.                                                                                         ..

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the     21     day of DECEMBER     , A.D.,     2005    .

By:	/s/ Oscar E. Marina
Authorized Officer

Name:	OSCAR E. MARINA
Print or Type

Title:	VICE PRESIDENT